Exhibit 99.1


                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into by and between ProAssurance Corporation, a Delaware corporation ("ProAssurance") and W. Stancil Starnes, an individual (the "Executive") as of May 1, 2007 (the "Commencement Date"). This Agreement is offered by ProAssurance to induce the Executive to accept employment. ProAssurance and the Executive, each intending to be legally bound by the terms hereof, agree as follows:

         1. Employment Term. ProAssurance hereby employs Executive, and Executive accepts employment, upon the terms and conditions of this Agreement for an initial term running from the Commencement Date to and including June 30, 2012 (the "Term"). The Term shall be extended automatically and without any action on the part of either party for one (1) year on each July 1 during the Term, beginning July 1, 2008, provided that the Term shall become fixed and shall not be further extended upon the first to occur of either: (i) July 1, 2013, in which event the Term will expire on June 30, 2018; or (ii) either party notifies the other in writing that such party does not wish to continue to automatically extend the Term, in which event the Term will expire on the fifth anniversary of June 30 next following delivery of said notice.

         2.    Offices; Directorship; Other Activities.

         2.1   Office and Duties.

               (a) Until July 1, 2007 (the "Effective Date"), Executive shall report to the Chairman of the Board of ProAssurance and shall perform such duties as may be assigned to Executive by the Chairman.

               (b) From and after the Effective Date, Executive shall serve as Chief Executive Officer of ProAssurance. Executive shall have the duties and authority as are prescribed by the bylaws of ProAssurance for such office on the date of this Agreement, such other duties and responsibilities as have customarily been performed by the Chief Executive Officer, and other duties and responsibilities as may be assigned to him by ProAssurance's Board of Directors (the "Board"), provided that such assignments by the Board are customary and appropriate for the Chief Executive Officer of ProAssurance. During the Term of this Agreement, Executive shall report directly to the Board and the committees of the Board. Executive shall be given such authority as is appropriate to carry out his duties.

         2.2 Efforts and Other Activities. During the Term, except for periods of vacation, sick leave, personal leave granted by the Board, or leave to which the Executive is entitled under law, Executive shall devote reasonable attention and time to the business and affairs of ProAssurance to the extent necessary to discharge his duties under this Agreement. With the prior approval of the Board, Executive may serve as a director or trustee of other corporations or businesses which do not compete with ProAssurance or its subsidiaries. Executive currently serves as a director of Alabama National BanCorporation and may continue as a director during the Term of this Agreement. Executive may also serve on civic, trade or charitable boards or committees. Executive may invest in real estate for his own account or become a passive partner or passive stockholder in any corporation, partnership or other venture; provided that Executive may not invest in any business that does business with, or competes with, the Company except for investment in a business where Executive's percentage of ownership is insignificant. Executive may invest in mutual funds or similar investment vehicles in which Executive does not provide active management services. Executive may deliver lectures, fulfill speaking engagements or teach at educational institutions and may manage personal investments, provided that such activities do not materially interfere with Executive's responsibilities to ProAssurance.

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         2.3   Place of Business. Executive's services shall be performed primarily at the headquarters of ProAssurance in Jefferson County, Alabama.

         3.    Compensation and Benefits.

         3.1 Base Salary. ProAssurance will pay to Executive a base salary at the rate of $750,000 per annum for the calendar years ending December 31, 2007 and not less than $750,000 per annum for the calendar year ending December 31, 2008, provided that the base salary shall be prorated based on the number of days of employment of Executive with ProAssurance for any partial calendar year during the Term ("Base Salary"). Base Salary will be payable in periodic installments in accordance with ProAssurance's customary practices for executive officers. Amounts payable will be reduced by standard withholding and other authorized deductions. For calendar years beginning after December 31, 2007, ProAssurance shall review Executive's Base Salary at least annually and the Base Salary shall be subject to increase, at the discretion of the Board, effective on the date salary adjustments are made for other senior executive officers of ProAssurance consistent with past practice.

         3.2   Annual Incentive Compensation.

               (a) ProAssurance will pay Executive an annual bonus equal to 100% of the Base Salary paid to Executive in the calendar year ending December 31, 2007 and an annual bonus not less than 100% of the Base Salary paid to Executive in the calendar year ending December 31, 2008. Unless otherwise provided in this Agreement, the annual bonus for each calendar year will be paid at such time as annual incentive compensation is paid to ProAssurance's senior executive officers consistent with past practice but not later than April 1 in the next succeeding calendar year; provided that payment of such annual bonus shall be subject to and conditioned upon Executive's employment with ProAssurance on the payment date. The annual bonus shall be payable in cash and shares of ProAssurance's common stock ("Common Stock") based on the closing price of a share of Common Stock on the date that annual incentive compensation is awarded to ProAssurance's executive officers, or if none, on the date of payment of the bonus to Executive. ProAssurance will pay Executive a cash allowance for tax assistance consistent with the cash allowance paid to other executive officers with respect to the shares of Common Stock received as annual incentive compensation. The annual incentive compensation payable hereunder for calendar years 2007 and 2008 shall be in lieu of any other annual incentive compensation program offered by ProAssurance to executive officers unless otherwise provided by the Board or as specifically provided in this Agreement.

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               (b) For calendar years beginning after December 31, 2007,
Executive shall be eligible for annual incentive compensation based on objective corporate performance criteria established by the Board or its Compensation Committee consistent with the criteria for other senior executive officers of ProAssurance, provided that the annual incentive compensation payable hereunder for the calendar year ending December 31, 2008 shall not be less than 100% of Executive's Base Salary for such calendar year and shall be in lieu of and not in addition to the annual incentive compensation otherwise payable to Executive under Section 3.2(a) hereof. The annual incentive compensation with respect to a calendar year, if any, will be payable to Executive after the close of the calendar year at such time as annual incentive compensation is paid to ProAssurance's senior executive officers consistent with past practice but not later than April 1 in the next succeeding calendar year. The annual incentive compensation may be payable in cash and/or shares of ProAssurance's common stock on a basis that is consistent with the annual incentive compensation payable to other senior executive officers of ProAssurance.

         3.3   Long Term Incentive Compensation.

               (a) To induce Executive to accept employment by ProAssurance, ProAssurance agrees to grant to Executive options to purchase 100,000 shares of Common Stock on the date that Executive assumes the duties of the Chief Executive Officer of ProAssurance. The options will be granted under the terms of the ProAssurance Corporation 2004 Equity Incentive Plan (the "Equity Plan"). For purposes of the Equity Plan, the date of grant will be the first business day after the Effective Date (July 2, 2007) and the exercise price for the shares subject to the option will be the closing price of a share of Common Stock on said date. The options shall vest and become exercisable on January 3, 2008, and shall be evidenced by a stock option agreement between ProAssurance and Executive in substantially the form as the Stock Option Agreement attached hereto as Exhibit A.

               (b) For each calendar year after December 31, 2007, Executive will be granted long term incentive compensation under the Equity Plan (or a successor or other equity compensation plan) in the form of options, restricted stock and/or performance shares having an aggregate value on date of grant equal to $500,000 (the "Annual Equity Awards"). The value of the Annual Equity Awards shall be determined using the same method that ProAssurance uses to calculate compensation income with respect to such awards for financial reporting purposes in accordance with generally accepted accounting principles, except that the value of the Annual Equity Awards as so determined shall be subject to the following adjustments if and to the extent applicable: (i) the value of the options granted to Executive shall include all unvested options based on the market price of the underlying shares of Common Stock on the date of grant without regard to estimated forfeiture relating to service based vesting conditions; and (ii) the value of performance shares shall include the number of shares to be awarded at the target performance level with the value of each target share based on the market price of a share of Common Stock on the date of grant excluding any consideration of the achievement of performance based vesting criteria. The Annual Equity Awards shall be on such terms and conditions as shall be established by the Board or its Compensation Committee in accordance with the Equity Plan (or a successor or other equity compensation plan) and shall be on terms no less favorable than the terms of awards of long term compensation granted to other executive officers of ProAssurance.

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         3.4   Other Savings and Retirement Plans. Except as specifically provided herein, Executive shall be entitled to participate in all savings and retirement plans, practices, policies and programs applicable generally to other executive officers of ProAssurance. The current savings and retirement plans, all of which may be terminated or amended by the Board, include the Equity Plan, the Executive Non-Qualified Excess Plan and Trust, the Amended and Restated ProAssurance Corporation Stock Ownership Plan, and the ProAssurance Group Savings and Retirement Plan.

         3.5 Welfare Benefit Plans. Executive shall be eligible for participation in and shall receive all benefits under welfare benefit plans (including group health, disability and life insurance plans and programs) as shall be in effect from time to time, to the extent applicable to other executive officers of ProAssurance.

         3.6 Fringe Benefits. Executive shall be entitled to fringe benefits comparable to those provided to the Chief Executive Officer of ProAssurance in accordance with past practice, and such other plans, practices, programs and policies as may be approved by the Board from time to time with respect to other senior executive officers of ProAssurance. During such time that ProAssurance owns or regularly leases corporate aircraft for business purposes, the fringe benefits shall include, without limitation, Executive's personal use of corporate aircraft owned or leased by ProAssurance, if any, in accordance with policies and procedures established by the Board; provided that the policies and procedures shall allow the Executive an annual allowance of up to 50 hours of personal use on an owned or leased corporate aircraft.

         3.7 Reimbursement of Expenses. Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures generally applicable to senior executive officers of ProAssurance.

         3.8 Office and Support Staff. Executive shall be entitled to an office of a size and with furnishing and other appointments as shall be approved by the Chair of the Compensation Committee and to personal secretarial and other assistants as shall be (i) reasonably necessary to perform his duties hereunder, and (ii) not be less than the office and clerical support provided to other senior executive officers of ProAssurance.

         3.9   Vacations and Leave.

               (a) During the Term, at such reasonable times as the Board shall permit, Executive shall be entitled, without loss of pay, to be absent from the performance of his duties under this Agreement. In addition, Executive shall be entitled to annual vacation in accordance with policies established by ProAssurance for senior executive officers of ProAssurance.

               (b) Executive shall be entitled to sick leave (without loss of pay) in accordance with ProAssurance's policies in effect from time to time, and other personal and family leave as may be provided by law.


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         3.10  Continuing Legal Education and Professional Dues and Fees.
ProAssurance will pay the annual dues and/or fees necessary for the Executive to maintain his license to practice law in the federal and state courts in which he is currently admitted. ProAssurance shall reimburse Executive for reasonable expenses paid by Executive in connection with his attendance at professional seminars, courses or conferences to fulfill continuing legal education ("CLE") or licensing requirements necessary for Executive to maintain his license to practice law. ProAssurance shall pay dues and fees for Executive to maintain his membership in the Alabama State Bar, the Birmingham Bar Association and other professional associations of which Executive is currently a member.

         3.11 Conflict. In the event of any conflict between this Agreement and the terms of any benefit, severance, deferred compensation, incentive or similar plan or agreement in which the Executive is or becomes a participant during the Term (other than a stockholder-approved plan or ERISA plan), the provisions of this Agreement shall apply unless the Executive makes specific written election otherwise, but Executive shall not be entitled to duplicative payments or benefits.

         4.    Termination of Employment.

         4.1 Death, Disability or Retirement. Executive's employment shall terminate upon the Executive's death, Disability or Retirement during the Term.

               (a) For purposes of this Agreement, "Disability" means a serious injury or illness that requires Executive to be under regular care of a licenses medical physician and renders the Executive incapable of performing the essential function of the Executive's position for twelve (12) consecutive months as determined by the Board in good faith and upon receipt of and in reliance on competent medical advice from one or more individuals selected by the Board, who are qualified to give professional medical advice. Executive will submit to such medical or psychiatric examinations and tests as such medical professional deems necessary to make any determination of Executive's Disability and consent to such medical professional sharing the results of such examination with a representative of the Board.

               (b) For purposes of this Agreement, "Retirement" means retirement of Executive when eligible to receive retirement benefits under a retirement plan then in effect for ProAssurance, the Executive having reached the age of mandatory retirement (if such requirement then exists for ProAssurance's senior executive officers) or any other retirement by Executive with the consent of the Board.

         4.2 Termination by ProAssurance with Cause. ProAssurance may terminate the Executive's employment during the Term for Cause. For purposes of this Agreement, the term "Cause" means: (i) the Executive has been convicted in a federal or state court of a crime classified as a felony; (ii) action or inaction by the Executive (A) that constitutes embezzlement, theft, misappropriation or conversion of assets of ProAssurance or its subsidiaries which alone or together with related actions or inactions involve assets of more than a de minimus amount or that constitutes intentional fraud, gross malfeasance of duty, or conduct grossly inappropriate to Executive's office, and
(B) such action or inaction has adversely affected or is likely to adversely affect the business of ProAssurance or its subsidiaries, taken as a whole, or has resulted or is intended to result in a direct or indirect gain or personal enrichment of Executive to the detriment of ProAssurance; or (iii) Executive has been grossly inattentive to, or in a grossly negligent manner failed to competently perform, Executive's job duties and the failure was not cured within 45 days after written notice from ProAssurance. Any termination of Executive's employment by ProAssurance for Cause shall be communicated by a Notice of Termination (as defined in Section 4.5 below) to the Executive, which Notice of

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Termination shall be in writing and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this provision. Executive shall not be deemed to have been terminated for Cause unless and until (x) he receives a Notice of Termination from ProAssurance; (y) he is given the opportunity to be heard before the Board; and (z) the Board finds in its good faith opinion, the Executive was guilty of the conduct set forth in the Notice of Termination.

         4.3 Termination by Executive for Good Reason. Executive may terminate his employment with ProAssurance for Good Reason. For purposes of this Agreement, "Good Reason" shall constitute any of the following circumstances if they occur without the Executive's express written consent during the Term: (i) if the Board shall refuse or fail to reelect Executive to the office of Chief Executive Officer of ProAssurance or should change the duties and responsibilities of Executive in a manner that is inconsistent with the duties and responsibilities of the Chief Executive Officer under the bylaws of ProAssurance as currently in effect; (ii) ProAssurance shall require that the Executive's primary location of employment be more than 50 miles from the location of ProAssurance's principal offices as of the date of this Agreement;
(iii) a reduction in the Executive's Base Salary as set forth in Section 3.1 hereof; (iv) a breach by ProAssurance of any provision of this Agreement in any material respect; or (v) the election by ProAssurance not to automatically extend the Term of this Agreement as provided in Section 1 hereof. Executive must provide ProAssurance with a Notice of Termination no later than 45 calendar days after Executive knows or should have known that Good Reason has occurred. Following delivery of Executive's Notice of Termination, ProAssurance shall have 45 calendar days to rectify the circumstances causing the Good Reason. If ProAssurance fails to rectify the events causing Good Reason within said 45 day period, or if ProAssurance delivers to Executive written notice stating that the circumstances cannot or shall not be rectified, Executive shall be entitled to assert Good Reason and terminate employment as of the expiration of the 45 day period after delivery of the Executive's Notice of Termination. Should Executive fail to provide the required Notice of Termination in a timely manner, Good Reason shall not be deemed to have occurred as a result of the event. The Term shall not be deemed to have expired during the notice period, however, as long as Executive has provided Notice of Termination within the Term.

         4.4 Notice and Date of Termination. Any termination by ProAssurance, or by Executive, shall be communicated by Notice of Termination to the other party given in accordance with Section 9 hereof. For purposes of this Agreement, a "Notice of Termination" is a written notice which indicates the specific termination provision in this Agreement relied upon and sets forth such additional information as may be required in Section 4.2 or Section 4.3 hereof, to the extent applicable. The "Date of Termination" means (i) if Executive's employment is terminated by ProAssurance for Cause, the Date of Termination shall be as of the date of Executive's receipt of ProAssurance's Notice of Termination; (ii) if Executive's employment is terminated by Executive for Good Reason, the Date of Termination shall be the last day of the 45 day period after delivery of Executive's Notice of Termination; (iii) if Executive's employment is terminated by reason of death of the Executive, the date of death shall be the Date of Termination; (iv) if the Executive's employment is terminated by reason of Disability, the Date of Termination shall be the date of determination of Disability by the Board; (v) if Executive's employment is terminated by reason of Retirement, the Date of Termination shall be the last day of employment of Executive; (vi) if the Executive's employment is terminated by ProAssurance other than for Cause, death, Disability or Retirement, the Date of Termination shall be the date of receipt of the Notice of Termination by Executive; or (vii) if the Executive terminates his employment other than for Good Reason, the Date of Termination shall be date of receipt of the Notice of Termination by ProAssurance.


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         5.    Certain Benefits Upon Termination.

         5.1 Accrued Salary and Benefits. Executive shall be entitled to receive the following upon any termination of employment: (i) accrued and unpaid Base Salary as of the Date of Termination; (ii) if the termination occurs during 2007 or 2008, unpaid annual incentive compensation payable under Section 3.2(a) hereof, prorated from the commencement of the applicable calendar year to the Date of Termination; (iii) accrued vacation and sick leave, if any, on Date of Termination in accordance with the then current policy of ProAssurance with respect to terminated employees generally; and (iv) vested benefits under ProAssurance's employee benefit plans in which the Executive was a participant on the Date of Termination, which vested benefits shall be paid or provided in accordance with the terms of said employee benefit plans.

         5.2   Severance Benefits.

               (a) If, during the Term, ProAssurance terminates the employment of Executive for any reason other than Cause, death, Disability or Retirement, or if Executive terminates his employment with ProAssurance for Good Reason, or if this Agreement is automatically terminated upon a Change of Control (as provided in Section 8.2 hereof), and the Executive signs the release form that is attached to this Agreement as Exhibit C (the "Release"), the Executive shall receive an amount equal to a sum of the amounts payable as Base Salary from the Date of Termination to the end of the Term at the then current rate (the "Severance Benefits"). Subject to the delivery of the executed Release by Executive, the Severance Benefits shall be paid in cash or good funds in equal monthly installments during the period that the covenant set forth in
Section 6.1 shall be in effect commencing on the first day of the calendar month that occurs 30 days after the Date of Termination; provided that the obligation of ProAssurance to pay such Severance Benefits to the Executive shall be subject to termination under provisions of Section 6.2 hereof in the event Executive should violate the covenant set forth therein; and provided further that the payment of such Severance Benefits shall be payable in lump sum by ProAssurance on termination of this Agreement upon a Change of Control. ProAssurance shall withhold from any amounts payable under this Agreement all federal, state, city or other income and employment taxes that shall be required. Notwithstanding the foregoing, the payment schedule for Severance Benefits may be modified or adjusted if the Executive is a "specified employee" within the meaning of
Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended, to the extent necessary to comply with such Section and the regulations thereunder, but in no event shall the aggregate amount of the Severance Benefits be reduced as a result of such modification or adjustment.


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               (b) ProAssurance shall fund the obligation to pay Severance
Benefits under this Section 5.2 by depositing in escrow an amount equal to the sum of the amounts payable to Executive hereunder (the "Escrow Funds") with a financial institution with total assets of more than One Billion Dollars ($1,000,000,000) as escrow agent (the "Escrow Agent"). The Escrow Funds shall be the property of ProAssurance and shall be held, invested, and distributed by the Escrow Agent in accordance with the following provisions. At the time of delivery of the Escrow Funds, the Escrow Agent shall acknowledge receipt of the Escrow Funds and agree to be bound by the provisions of this Agreement in a separate written document. The Escrow Agent shall invest the Escrow Funds in a money market account for the benefit of Executive and Escrow Agent shall distribute the earnings to Executive with each monthly installment. Unless and until the Escrow Agent receives notice from ProAssurance that Executive has breached this Agreement, the Escrow Agent shall distribute the Escrow Funds to the Executive in the same number of equal monthly installments as the number of whole calendar months in the Restricted Period (as defined in Section 6.1 hereof). The monthly installments shall be distributed to Executive on the first day of each calendar month in the Restricted Period together with accrued and undistributed earnings of the Escrow Fund. If ProAssurance delivers written notice to the Escrow Agent and the Executive that Severance Benefits payable to Executive are subject to termination under Section 6.2 of this Agreement, the Escrow Agent shall distribute the balance of the Escrow Funds and accrued and undistributed earnings thereon to ProAssurance unless the Escrow Agent receives a written notice of objection from Executive within 15 days after delivery of ProAssurance's notice. If Executive provides timely notice of objection, Escrow Agent shall hold the Escrow Funds until it receives written notice of distribution from the arbitrator appointed pursuant to Section 10 hereof or a joint written notice of distribution from Executive and ProAssurance. Failure of Executive or ProAssurance to deliver notice to the Escrow Agent as herein provided shall not be a waiver of any of their respective rights under this Agreement.

               (c) Executive shall not be entitled to receive Severance
Benefits if employment with ProAssurance is terminated by reason of the death of the Executive, the Disability of the Executive as defined in Section 4.1(a), the Retirement of the Executive as defined in Section 4.1(b); or by reason of termination of employment by ProAssurance with Cause as defined in Section 4.2; or by reason of termination of employment by the Executive unless the employment is terminated for Good Reason as defined in Section 4.3 hereof.

               (d) The Executive shall be under no duty or obligation to seek or accept other employment and shall not be required to mitigate the amount of severance benefits provided under this Agreement by seeking employment or otherwise.

         Section 5.3 - Parachute Payment Tax Reimbursement.

               (a) If any payment or benefit within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), to Executive for his benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, his employment with ProAssurance or a Change of Control (as defined in Section 8.1(d) hereof) (a "Payment" or "Payments"), will be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with such interest and penalties are collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment (a "Gross Up Payment"). The amount of the Gross Up Payment will be such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file a timely tax return or pay taxes shown due on his return, imposed with respect to such taxes and the Excise Tax), including any Excise Tax imposed upon the Gross Up Payment, the Executive retains an amount of the Gross Up Payment equal to the Excise Tax imposed upon the Payments.


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               (b) An initial determination as to whether a Gross Up Payment is required pursuant to this Agreement and the amount of such Gross Up Payment shall be made by the income tax accountants of ProAssurance. The tax accountants shall provide their determination ("Determination") together with detailed supporting calculations and documentation to ProAssurance and the Executive within a reasonable time after the Date of Termination and if the tax accountants determine that no Excise Tax is payable by the Executive with respect to a Payment or Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any Payment or Payments. Within ten days of the delivery of the Determination to the Executive, the Executive shall have the right to dispute the Determination. The Gross Up Payment, if any, as determined pursuant to this
Section 7.3(b) shall be paid by ProAssurance to the Executive within 30 days of the receipt of the Determination. The existence of the Dispute shall not in any way affect the Executive's right to receive Gross Up Payments in accordance with the Determination. Upon the final resolution of a Dispute, ProAssurance shall promptly pay the Executive any additional amount required by such resolution. If there is no Dispute, the Determination shall be binding, final and conclusive upon ProAssurance and the Executive subject to the application of subparagraph
(c) below.

               (c) Notwithstanding anything contained in this Agreement to the contrary, if according to the Determination an Excise Tax will be imposed on any Payment or Payments, ProAssurance shall pay to applicable government taxing authority as Excise Tax withholding, the amount of the Excise Tax that ProAssurance has actually withheld from the Payment or Payments.

         6.    Non-Competition.

         6.1 Non-Competition; Nonsolicitation of Employee. The Executive will not during the Restricted Period (herein defined):


               (a) become Employed by a Competitor Company that offers, sells or markets medical professional liability insurance in the primary market area of the Companies, except that Executive may be employed with a Competitor Company so long as and on the condition that the Executive does not participate in the medical professional liability insurance business of the Competitor Company; or

               (b) solicit or induce any employees of the Companies to leave such employment or accept employment with any other person or entity, or solicit or induce any insurance agent of the Companies to offer, sell or market medical professional liability insurance for a competitor company in the primary market area of the Companies;

provided, however, that nothing in this Agreement shall be construed to preclude the private practice of law by Executive after this Agreement is terminated so long as the Executive does not represent any Competitor Company during the Restricted Period.

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         "Companies" means any company that is a direct or indirect subsidiary of ProAssurance, now or in the future, and any other company that has succeeded to the business of any of the Companies.

         "Competitor Company" means an insurance company, insurance agency, business, for profit or not for profit organization (other than the Companies) that provides, or offers to provide medical professional liability insurance to health care providers.

         "Employed" includes activities as an owner, proprietor, employee, agent, solicitor, partner, member, manager, principal, shareholder (owning more than 1% of the outstanding stock), consultant, officer, director or independent contractor.

         "Health care providers" means physicians, dentists, podiatrists, physician assistants, nurse practitioners, other individual health care providers and hospital and other institutional health care providers.

         "Medical professional liability insurance" means medical malpractice insurance and reinsurance, and equivalent self-insured services such as administration of self-insured trusts, claims management services and risk management services for health care providers. "Medical professional liability insurance" does not include services provided as an employee of a health care provider if such services are rendered solely for the purpose of servicing medical professional liability risk of the employer or that of its employees.

         "Primary market area" means any state in which the Companies derived more than $10 million in direct written premiums from the sale of medical professional liability insurance to health care providers in the most recent complete fiscal year prior to the Date of Termination and any state in which the Companies have on the Date of Termination a plan for expansion of marketing activities for the sale of medical professional liability insurance in that state which is likely to result in direct written premiums from the sale of medical professional liability insurance of more than $15 in the 18 months following the Date of Termination.

         "Restricted Period" means a period of 36 months from the Date of Termination.

         6.2 Remedies for Breach. If the Executive is deemed to have materially breached the non-competition covenants set forth in Section 6.1 of this Agreement, ProAssurance may, in addition to seeking an injunction or any other remedy they may have, withhold or cancel any remaining payments of Severance Benefits due to the Executive pursuant to Section 5.2 of this Agreement. ProAssurance shall give prior or contemporaneous written notice of such withholding or cancellation of payments in accordance with Section 5.2 hereof. If the Executive violates any of these restrictions, the Companies shall be further entitled to an immediate preliminary and permanent injunctive relief, without bond, in addition to any other remedy which may be available to ProAssurance.

         6.3 Reasonableness of Restrictions. ProAssurance and Executive agree that the restrictions in this Agreement are fair and reasonable in all respects, including the geographic and temporal restrictions, and that the benefits described in this Agreement, to the extent any separate or special consideration is necessary, are fully sufficient consideration for the Executive's obligations under this Agreement.


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         6.4   Confidentiality. Executive will remain obligated under any confidentiality or nondisclosure agreement with the Companies (or any of them) that is currently in effect or to which the Executive may in the future be bound. In the event that the Executive is at any time not the subject of a separate confidentiality or nondisclosure agreement with the Companies (or any of them), Executive expressly agrees that Executive shall not use for the Executive's personal benefit, or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or company any confidential or competitive material or information of the Companies or their subsidiaries, including without limitation, any information regarding insureds or other customers, actual or prospective, and the contents of their files; marketing, underwriting or financial plans or analyses which is not a matter of public record; claims practices or analyses which are not matters of public record; pending or past litigation in which the Companies have been involved and which is not a matter of public record; and all other strategic plans, analyses of operations, computer programs, personnel information and other proprietary information with respect to the Companies which are not matters of public record. Executive shall return to the Companies promptly, and in no event later than the Date of Termination, all items, documents, lists and other materials belonging to the Companies or their subsidiaries, including but not limited to, credit, debit or service cards, all documents, computer tapes, or other business records or information, keys and all other items in the Executive's possession or control.

         7. Indemnification. In addition to any indemnification required by law, under the Certificate of Incorporation or Bylaws of ProAssurance or any of the Companies (as defined in Section 6.1 hereof), or under a policy of insurance owned by ProAssurance or the Companies, ProAssurance shall provide the Executive indemnification under the terms and conditions of the Indemnification Agreement attached hereto as Exhibit C. The Indemnification Agreement shall be executed and effective as of the Commencement Date.

         8.    Change of Control.

         8.1 Definitions. For purposes of this Agreement, the following terms have the meanings set forth below:

               (a) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

               (b) "Person" is used as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

               (c) "Beneficial Ownership" is used as such term is used within the meaning of Rule 13d-3 promulgated under the Exchange Act.

               (d) "Change of Control" shall mean the occurrence during the Term of any one of the following events:

                    (i) an acquisition of the voting securities of ProAssurance by any Person, immediately after which such Person has Beneficial Ownership of more than 50.1% of the combined voting power of ProAssurance's then outstanding voting securities;

                    (ii) a merger, consolidation or reorganization involving ProAssurance in which an entity other than ProAssurance is the surviving entity or in which ProAssurance is the surviving entity and the stockholders of ProAssurance immediately preceding such transaction will own less than 50.1% of the outstanding voting securities of the surviving entity; or

                    (iii) the sale or other disposition of substantially all of the assets of ProAssurance (as defined in the regulations under Section 409A of the Code) and ProAssurance ceases to function on a going forward basis as an insurance holding company system that provides medical professional liability insurance.

The transactions as described in (i), (ii) and (iii) shall be referred to as "Change of Control Transactions." In no event shall a Change of Control be deemed to have occurred, with respect to Executive, if the Executive is part of a purchasing group which consummates a Change of Control Transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant or has agreed to become an equity participant in the purchasing company or group (except for passive ownership of less than 5% of the stock of the purchasing company or ownership of equity participation in the purchasing company or group as a result of the conversion or exchange of Common Stock Beneficially Owned by Executive.

         8.2. Effect of Change of Control. If a Change of Control occurs, this Agreement shall be deemed automatically terminated and the Executive shall be entitled to the following in addition to the payments required in Section 5.1 and Section 5.2 hereof:

               (a) Executive shall be entitled to any amounts of the annual incentive compensation payable to Executive under Section 3.2(a) hereof which has not been previously paid to Executive;

               (b) All options granted to Executive under Section 3.3(a) hereof shall immediately vest and become exercisable; and

               (c) All Annual Equity Awards granted Executive pursuant to
Section 3.3(b) hereof prior to the Date of Termination shall vest and accelerate in accordance with the following:

                    (i) all stock options shall immediately vest and become exercisable;

                    (ii) any restricted stock shall vest immediately and all restrictions on the transferability of such stock shall immediately terminate; and

                    (iii) the performance shares shall be deemed to have been earned at the target performance level.

Notwithstanding the fact that this Agreement shall be deemed automatically terminated as a result of a Change in Control, Executive may, in the discretion of the successor or surviving entity, be employed by such entity on such terms and conditions as the board of directors of such entity shall approve.

         9. Notice. For purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand or commercial courier or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below or to such other address as one party may have furnished to the other in writing in accordance herewith.

                Notice to the Executive:

                       W. Stancil Starnes
                       [address withheld from filing for privacy]
                       Birmingham, Alabama 35223


                Notice to the Companies:

                       ProAssurance Corporation
                       Mailing Address:
                       P. O. Box 590009
                       Birmingham, Alabama 35259-0009

                       Street Address:
                       100 Brookwood Place
                       Birmingham, Alabama 35209
                       Attention: Corporate Secretary

         10. Arbitration. ProAssurance and Executive agree that final and binding arbitration shall be the sole recourse to settle any claim or controversy arising out of or relating to a breach or the interpretation of this Agreement, except as either party may be seeking injunctive relief. Either party may file a demand for arbitration. The arbitration shall be held at a mutually agreeable location, and shall be subject to and in accordance with the Employment Arbitration Rules of the American Arbitration Association then in effect; provided that if the location cannot be agreed upon the arbitration shall be held in Birmingham, Alabama. The arbitrator may award any and all remedies allowable by the cause of action subject to the arbitration, but the arbitrator's sole authority shall be to interpret and apply the provisions of this Agreement. In reaching its decision the arbitrator shall have no authority to change or modify any provision of this Agreement or other written agreement between the parties. The arbitrator shall have the power to compel the attendance of witnesses at the hearing. Any court having jurisdiction may enter a judgment based upon such arbitration. All decisions of the arbitrator shall be final and binding on the parties without appeal to any court. Upon execution of this Agreement, the Executive shall be deemed to have waived any right to commence litigation proceedings regarding this Agreement outside of arbitration or injunctive relief without the express consent of ProAssurance. ProAssurance shall pay all arbitration fees and the arbitrator's compensation. If the Executive prevails in the arbitration proceeding, ProAssurance shall reimburse to the Executive the reasonable fees and expenses of Executive's personal counsel for his or her professional services rendered to the Executive in connection with the enforcement of this Agreement.

         11.   Miscellaneous.

         (a) Except insofar as this provision may be contrary to applicable law, no sale, transfer, alienation, assignment, pledge, collateralization or attachment of any benefits under this Agreement shall be valid or recognized by ProAssurance.

         (b) This Agreement sets forth the entire agreement between the parties with respect to the matters set forth herein. This Agreement may not be modified or amended except by written agreement intended as such and signed by all parties.

         (c) This Agreement shall benefit and be binding upon the parties and their respective directors, officers, employees, representatives, agents, heirs, successors, assigns, devisees, and legal or personal representatives.

         (d) ProAssurance, from time to time, shall provide government agencies with such reports concerning this Agreement and copies thereof as may be required by law, and shall provide Executive with such disclosure concerning this Agreement as may be required by law or as ProAssurance may deem appropriate.

         (e) Executive and ProAssurance respectively acknowledge that each of them has read and understand this Agreement, that they have each had adequate time to consider this Agreement and discuss it with each of their attorneys and advisors, that each of them understands the consequences of entering into this Agreement, that each of them is knowingly and voluntarily entering into this Agreement, and that they are each competent to enter into this Agreement.

         (f) If any provision of this Agreement is determined to be unenforceable, at the discretion of ProAssurance the remainder of this Agreement shall not be affected but each remaining provision shall continue to be valid and effective and shall be modified so that it is enforceable to the fullest extent permitted by law.

         (g) This Agreement will be interpreted as a whole according to its fair terms. It will not be construed strictly for or against either party.

         (h) Except to the extent that federal law controls, this Agreement is to be construed according to Delaware law.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement on May 12, 2007 to be effective as of the Commencement Date

                                          EXECUTIVE:

                                          /s/ W. Stancil Starnes
                                          ----------------------------------
                                          W. Stancil Starnes

                                          PROASSURANCE CORPORATION

                                          By: /s/ Victor T. Adamo
                                              ------------------------------
                                                  Victor T. Adamo, President

                                    EXHIBIT A
                                    ---------

                                             Stock Option Agreement No. PA-07-63

                            PROASSURANCE CORPORATION
                          SAMPLE STOCK OPTION AGREEMENT

         THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of this 2nd day of July 2007, by and between ProAssurance Corporation, a Delaware corporation (the "Company"), and W. Stancil Starnes (the "Optionee").

         WHEREAS, the Board of Directors and Shareholders of the Company have adopted the "ProAssurance Corporation 2004 Equity Incentive Plan," (the "Plan"); and

         WHEREAS, the Board of Directors through its Compensation Committee has granted Optionee a stock option to purchase the number of shares of the Company's common stock as set forth Schedule A attached hereto and incorporated herein by reference in accordance with the Plan; and

         WHEREAS, the Company and the Optionee desire to enter into a written agreement to evidence the terms of such option in accordance with the Plan.

         NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows.

         1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and conditions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan is available upon request from the Company. Capitalized terms not otherwise defined herein shall have the meanings attributable to them under the Plan.

         2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Options") to purchase all or any part of the number of shares of the Company's Common Stock, par value $0.01 per share (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. Schedule A states whether the Options are intended to be an Incentive Stock Option or a Non-Qualified Stock Option.

         3. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the "Exercise Price") shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock on the Date of Grant as set forth in Schedule A.

         4. Exercise Terms. The Options shall vest (or become exercisable) and may be exercised in the amounts and at the times specified in Schedule A. The Optionee must exercise the Options for at least the lesser of 100 shares or the number of shares of Stock that are presently exercisable but remain unexercised under the Options. In the event the Options are not exercised with respect to all or any part of the shares subject to the Options prior to expiration date set forth on Schedule A, the Options shall be null and void and the shares with respect to which the Options were not exercised shall no longer be subject to the Options.

         5.    Restrictions on Transferability.

               (a) No Incentive Stock Option may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by Optionee, other than by will or by the laws of descent and distribution. Incentive Stock Options shall be exercisable only by Optionee during his or her lifetime.

               (b) Unless otherwise provided on Schedule A, no Nonqualified Stock Option may be sold, transferred, pledged, or assigned, or otherwise alienated or hypothecated by Optionee, other than by will or by the laws of descent and distribution.

         6.    Notice of Exercise of Option.

               (a) The Options may be exercised by the Optionee by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by any permitted successor or assign, and delivered or mailed to the Company as specified in Section 11(c) hereof to the attention of the Corporate Secretary or such other officer as the Company may designate. Any such notice shall (x) specify the number of shares of Stock which the Optionee then elects to purchase hereunder, (y) contain such information as may be reasonably required pursuant to Section 9 hereof, and (z) be accompanied by payment of the Exercise Price for the shares of Stock to be purchased upon the exercise of the Option. The methods of payment and the definition of Fair Market Value are set forth on Schedule B.

               (b) Except as set forth in Section 6(c) below, the date of exercise of the Option shall be deemed to be the date on which the Notice of Exercise is given or made in accordance with Section 11(c) hereof; provided that the Notice of Exercise, when so given or made, must be properly completed and executed and payment of the Exercise Price must have been made or authorized in accordance with the terms of the Notice of Exercise.

               (c) The Optionee may elect to arrange for payment of the Exercise Price and applicable income tax withholdings through the sale of shares issuable upon the exercise of the Option in a broker transaction. In such event, the Optionee shall direct the Company to deliver the shares to a designated broker who shall be reasonably acceptable to the Company in a properly completed and executed Notice of Exercise delivered in accordance with Section 11(c) hereof. (At the request of the broker, the Company shall provide reasonable confirmation of its obligation to deliver the shares issuable upon the exercise of the Option and to be sold in the broker transaction upon payment of the Exercise Price on the settlement date for such transaction.) For purposes of this method of exercise, the date of exercise of the Option shall be the date of the sale of such number of shares as is necessary to pay the Exercise Price as reflected in the broker's written confirmation of the sale.

               (d) Unless the Optionee delivers to the Company funds in cash and/or Stock having a Fair Market Value sufficient to fund Optionee's tax withholding obligations, the Company shall have the authority to make any withholdings for federal and state taxes required upon the exercise of the Options by retaining a number of shares of Stock otherwise issuable upon the exercise of the Options whose Fair Market Value on the date of exercise is equal to the amount of taxes required to be withheld by the Company.

               (e) Upon delivery of the Notice of Exercise and the accompanying payment as herein provided, and subject to the terms hereof, the Company shall cause to be issued the number of shares of Stock to be issued upon the exercise of the Options with such shares to be registered as specified by the Optionee (or his permitted successor or assign) in the Notice of Exercise. Fractional shares of Stock resulting from the payment of the Exercise Price in shares of Stock shall be applied to the taxes withheld by the Company.

         7. Adjustment in Option. The number of Shares subject to the Options, the Exercise Price and other matters are subject to adjustment during the term of the Options in accordance with Section 4(c) of the Plan.

         8.    Termination of Employment.

               (a) The employment of Optionee shall not be considered terminated (i) in the case of an approved sick leave or other bona fide leave of absence (not to exceed one year) or (ii) if the Optionee continues to provide bona fide services to the Company or a Subsidiary as an Employee, Consultant or Director.

               (b) If the employment terminates by reason of the death or Disability of Optionee, all unexercised Options shall become exercisable regardless of whether then vested and the Optionee's beneficiary or legal representative may purchase some or all of the shares of Stock subject to the unexercised Options upon the exercise of such Options at any time after Termination of employment and prior to the earlier of either (i) the date the Options expire as set forth on Schedule A; or (ii) the expiration of ninety (90) days after Termination of employment.

               (c) If employment of Optionee terminates by reason of Normal Retirement or early retirement with the consent of the Committee, all unexercised Options shall become exercisable regardless of whether then vested and the Optionee may purchase some or all of the shares subject to the unexercised Options upon the exercise of such Options at any time after Termination of employment and prior to the earlier of either (i) the date the Options expire as set forth on Schedule A or (ii) the first anniversary of the Termination of employment.

               (d) If employment of Optionee is terminated for Cause or if after Termination of employment the Committee determines that Optionee could have been terminated for cause had the Optionee still been employed or that the Optionee has otherwise engaged in conduct detrimental to the interests of the Company or a Subsidiary, all unexercised Options shall immediately terminate regardless of whether then vested and otherwise exercisable, .

               (e) If employment of Optionee is terminated for any reason other than those set forth in subparagraphs (b), (c) and (d) of this Section 8, Optionee may purchase some or all of the shares subject to the unexercised Options that were vested and exercisable on the date of Termination of employment upon the exercise of such Options at any time after Termination of employment and prior to the earlier of (i) the date the Options expire as set forth on Schedule A or (ii) the expiration of thirty (30) days after Termination of employment.

               (f) Notwithstanding the provisions of this Section 8, the Committee and Optionee may agree to increase or decrease the period for the exercise of the Options after Termination of employment so long as the period for the exercise of the Options does not extend beyond the expiration date of the Options on Schedule A.

         9. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of shares of Stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information and representation as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section, including, without limitation, a representation that the Optionee shall not sell or otherwise dispose of the Stock in the absence of registration of such shares under applicable federal and state securities laws or an opinion of counsel, satisfactory to the Company, that such registration is not required.

         10. Beneficiary. Optionee may designate a beneficiary or beneficiaries (which beneficiary may be an entity other than a natural person) to exercise any Options following the Optionee's death. Such designation may be changed or canceled at any time without the consent of any such beneficiary. Any such designation, change or cancellation must be made in a form approved by the Committee and shall not be effective until received by the Committee. If no beneficiary has been named, or the designated beneficiary or beneficiaries shall have predeceased the Optionee, the beneficiary shall be the Optionee's spouse or, if no spouse survives the Optionee, the Optionee's estate. If an Optionee designates more than one beneficiary, the rights of such beneficiaries shall be payable in equal shares, unless the Optionee has designated otherwise.

         11.   Miscellaneous.

               (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their representatives, successors and assigns.

               (b) This Agreement shall be governed by the laws of the State of Delaware.

               (c) Any requests or notices to be given hereunder shall be addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at ProAssurance Corporation,
Attn: Corporate Secretary, 100 Brookwood Place, Birmingham, Alabama 35203 [Mailing Address: Post Office Box 590009, Zip 35259-0009], Facsimile (205) 877-4405. The request or notice shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon:

                    (i) the actual receipt by the Company if delivered by hand or facsimile or electronically; or

                    (ii) the postmark on the transmittal envelope if delivered to the Company by U.S. Mail; or

                    (iii) the receipt by the courier if delivered to the Company by commercial courier.

               (d) This Agreement may not be modified except in writing executed by each of the parties hereto.



         IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement, all as of the day and year first above written.

                                      COMPANY:

                                      PROASSURANCE CORPORATION
Attest:


                                      By:
--------------------------------          --------------------------------------
Jeffrey P. Lisenby     Secretary
                                      Name: Victor T. Adamo
             [SEAL]
                                      Title:  President



                                      OPTIONEE:

                                      ------------------------------------------


                                      Name:
                                             -----------------------------------

                                      Address:
                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------

                                   SCHEDULE A
                                       TO
                             STOCK OPTION AGREEMENT
                                     BETWEEN
                            PROASSURANCE CORPORATION
                                       AND
                               W. STANCIL STARNES
                               ------------------

                                   Dated as of
                                  July 2, 2007

                          OPTION AGREEMENT NO. PA-07-63

1.       Number of Shares Subject to Option: 100,000.

2. This Option (Check one) [ ] is an Incentive Stock Option [x ] is a Non-Qualified Stock Option.

3.       Option Exercise Price: $XX.XX per Share.

4.       Date of Grant: July 2, 2007

5. Option Vesting Schedule: Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

                          No. of Shares                     Vesting Date
                          -------------                     ------------

                       100% of Option Shares              January 3, 2008

6. Option Exercise Period: Unless sooner terminated upon a Change of Control pursuant to Section 11 of the Plan or upon a termination of employment under Section 8 of the Stock Option Agreement:

               Check One:

               (X) All options expire and are void unless exercised on or before July 1, 2017

               ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

                         No. of Shares                    Expiration Date
                         -------------                    ---------------

7.       Transferability of Nonqualified Stock Options: [ ] Check if applicable.

The Options may be transferred to the spouse or lineal descendants of Optionee (the "immediate family") or to a trust for the exclusive benefit of Optionee and his or her immediate family or to a partnership or limited liability company in which Optionee and his or her immediate family comprise all of the partners or members; provided that the Options so transferred shall remain subject to the terms and provisions of the Plan; provided further that the transfer of the Option shall be prohibited if SEC Rule 16b-3, or any comparable rule, as then in effect and applicable to the Company, were to provide that the transfers herein permitted shall result in the Options or the Plan being disqualified from the exemption provided by SEC Rule 16b-3.

8.       Other Provisions [Optional]:

Options shall not expire on death or Disability unless and until the Company provides at least 60 days' prior written notice of such expiration to the Optionee or his personal representative.

                                   SCHEDULE B

                            ProAssurance Corporation
                               Notice of Exercise
                               ------------------

Secretary*
ProAssurance Corporation
100 Brookwood Place
P. O. Box 590009 Birmingham, Alabama 35259-0009

         This letter will serve as notice of my exercise of options ("Options") to purchase shares ("Shares") of ProAssurance common stock, par value $0.01 per share, that were previously granted to me under the ProAssurance Corporation 2004 Equity Incentive Plan (the "Plan"). Capitalized terms not otherwise defined herein have the meanings attributable to them under the Plan and the Stock Option Agreement(s) evidencing the terms of the Options.

         Notice of Exercise. I hereby elect to purchase the Number of Shares listed below pursuant to the Options granted under the Stock Option Agreement(s) listed below (the "Agreement"):

               Agreement No.     Purchase Price            Number of Shares
               -------------     --------------            ----------------


         Method of Payment. I am paying the Exercise Price in the following manner:

         |_|   I have enclosed my check or money order payable to the Company in good funds in the amount of the Exercise Price; or

         |_|   I am delivering shares of the Company's Stock that I presently own in such form as is acceptable to the Company, either alone or in combination with my check payable to the Company, which shares of Stock when added to the amount of the check, if any, have a Fair Market Value (as herein determined) equal to the amount of the Exercise Price. I certify to the Company that [I have owned these shares for six months or more], and that these shares are not subject to any pledge or security interest; or

         |_|   I am exercising the Options through a broker transaction and I have instructed the stockbroker to sell such number of Shares as may be necessary to deliver good funds payable to the Company in the amount of the Exercise Price; or

         |_|   I hereby direct and authorize the Company to withhold from the
Shares subject to the Options exercised hereunder such number of shares of Stock whose Fair Market Value (as herein determined) is equal to the amount of the Exercise Price. In connection with this election, I certify to the Company that I presently own _____________ shares of the Company's common stock and that [I have continuously owned these shares for six months or more] and that these shares are available for delivery to the Company as may be required in connection with the payment of the Exercise Price.

         I understand that withholding for applicable federal and state taxes will be effected by retention of Shares subject to the Options based on their "Fair Market Value" (as herein determined) unless I deliver herewith sufficient cash or Stock to fully fund the withholding obligations.

         The "Fair Market Value," shall be determined in accordance with the Plan using the closing price of ProAssurance Corporation common stock on the New York Stock Exchange as of the date of exercise of the Option as determined under the Agreement.

         Delivery of Shares. I request delivery of the Shares to be issued upon my exercise of the Option as follows:

         |_|  Stock Certificate registered in the following name(s) and address:

         Name(s) to appear on certificate:
                                            ------------------------------------

         Address:                           ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

         |_| Direct Registration registered in the following name(s) and address:

         Name(s) of registered owner(s):
                                            ------------------------------------

         Address:                           ------------------------------------

                                            ------------------------------------

                                            ------------------------------------

         |_|  Transfer via DWAC or DTC to the following brokerage account:

              Name of Broker:
                                   ---------------------------------------------
              DTC Account Number of Broker:
                                            ------------------------------------
              Name(s) of Account:
                                  ----------------------------------------------
              Account Number:
                               -------------------------------------------------

Dated:
        -------------------                 ------------------------------------
                                                     Optionee Signature


                                            ------------------------------------
                                                     Print Name

                                            ------------------------------------
                                                     Print Address


*It is also suggested that you forward a copy to Frank O'Neil at the same address.

                                    EXHIBIT B
                                    ---------

               RELEASE IN CONJUNCTION WITH SEVERANCE COMPENSATION
               --------------------------------------------------

         This Release of Claims ("Release") is between ProAssurance Corporation ("ProAssurance"), and any successor company that has assumed the Agreement to which this Release was an attachment (all such organizations being referred to in this Release as the "Companies") and _______ ________ ("Executive").

         The Companies and Executive have agreed to terminate their employment relationship. To effect an orderly termination, the Executive, and the Companies are entering into this Release.

         1. For the purposes of this Release, "Date of Termination" is the effective date of Executive's termination of employment from Companies. Executive hereby waives any and all rights Executive may otherwise have to continued employment with or re-employment by the Companies or any parent, subsidiary or affiliate of Companies.

         2. Effective with the Date of Termination, Executive is relieved of all duties and obligations to the Companies, except as provided in this Release or any applicable provisions of the Release and Severance Compensation Agreement between Companies and Executive, effective as of _____________, 2007 ("Agreement"), which survive termination of the employment relationship.

         3. Executive agrees that this Release and its terms are confidential and shall not be disclosed or published directly or indirectly to third persons, except as necessary to enforce its terms, by Executive or to Executive's immediate family upon their agreement not to disclose the fact or terms of this Release, or to Executive's attorney, financial consultant or accountant, except that Executive may disclose, as necessary, the fact that Executive has terminated Executive's employment with the Companies.

         4. Any fringe benefits that Executive has received or currently is receiving from the Companies or its affiliates shall cease effective with the Date of Termination, except as otherwise provided for in this Release, in the Agreement or by law.

         5. The parties agree that the terms contained and payments provided for in the Agreement are compensation for and in full consideration of Employee's release of claims under this Release, and Executive's confidentiality, non-compete, non-solicitation and non-disclosure agreements contained in the Agreement.

         6. The Executive shall be under no duty or obligation to seek or accept other employment and shall not be required to mitigate the amount of the Severance Benefits (as defined and provided under the Agreement) by seeking employment or otherwise, provided, however, that the Executive shall be required to notify the Companies if the Executive becomes covered by a health or dental care program providing substantially similar coverage, at which time health or dental care continuation coverage provided under the Agreement shall cease.

         7. Executive waives, releases, and forever discharges the Companies and each of their direct or indirect parents, subsidiaries, affiliates, and any partnerships, joint ventures or other entities involving or related to any of the Companies, their parents, subsidiaries or affiliates, and all present or former employees, officers, agents, directors, successors, assigns and attorneys of any of these corporations, persons or entities (all collectively referred to in this Release as the "Released") from any and all claims, charges, suits, causes of action, demands, expenses and compensation whatsoever, known or unknown, direct or indirect, on account of or growing out of Executive's employment with and termination from the Companies, or relationship or termination of such relationship with any of the Released, or arising out of related events occurring through the date on which this Release is executed. This includes, but is not limited to, claims for breach of any employment contract; handbook or manual; any express or implied contract; any tort; continued employment; loss of wages or benefits; attorney fees; employment discrimination arising under any federal, state, or local civil rights or anti-discrimination statute, including specifically any claims Executive may have under the federal Age Discrimination in Employment Act, as amended, 29 USC ss.ss. 621, et seq.; emotional distress; harassment; defamation; slander; and all other types of claims or causes of action whatsoever arising under any other state or federal statute or common law of the United States.

         8. The Executive does not waive or release any rights or claims that may arise under the federal Age Discrimination in Employment Act, as amended, after the date on which this Release is executed by the Executive.

         9. The Executive acknowledges and agrees that Executive has been advised in writing by this Release, and otherwise, to CONSULT WITH AN ATTORNEY before Executive executes this Release.

         10. The Executive agrees that Executive received a copy of this Release prior to executing the Agreement, that this Release incorporates the Companies' FINAL OFFER; that Executive has been given a period of at least twenty-two (22) calendar days within which to consider this Release and its terms and to consult with an attorney should Executive so elect.

         11. The Executive shall have seven (7) calendar days following Executive's execution of this Release to revoke this Release. Any revocation of this Release shall be made in writing by the Executive and shall be received on or before the time of close of business on the seventh calendar day following the date of the Employee's execution of this Release at ProAssurance's address at 100 Brookwood Place, P. O. Box 590009, Birmingham, Alabama 35259-0009,
Attention: Chairman, or such other place as the Companies may notify Executive in writing. This Release shall not become effective or enforceable until the eighth (8th) calendar day following the Executive's execution of this Release.

         12. Executive and the Companies acknowledge that they have read and understand this Release, that they have had adequate time to consider this Release and discuss it with their attorneys and advisors, that they understand the consequences of entering into this Release, that they are knowingly and voluntarily entering into this Release, and that they are competent to enter into this Release.

         13. This Release shall benefit and be binding upon the parties and their respective directors, officers, employees, agents, heirs, successors, assigns, devisees and legal or personal representatives.

         14. This Release, along with the attached Agreement, sets forth the entire agreement between the parties at the time and date these documents are executed, and fully supersedes any and all prior agreements or understandings between them pertaining to the subject matter in this Release. This Release may not be modified or amended except by a written agreement intended as such, and signed by all parties.

         15. Except to the extent that federal law controls, this Release is to be construed according to the law of the state of Delaware.

         16. If any provision of this Release is determined to be unenforceable, at the discretion of ProAssurance the remainder of this Release shall not be affected but each remaining provision or portion shall continue to be valid and effective and shall be modified so that it is enforceable to the fullest extent permitted by law.

         17. To signify their agreement to the terms of this Release, the parties have executed it on the date set forth opposite their signatures, or those of their authorized agents, which follow.

                                     EXECUTIVE

Dated:___________________           _____________________________________


                                    PROASSURANCE CORPORATION

Dated:___________________           By:__________________________________

                                    EXHIBIT C
                                    ---------

                            PROASSURANCE CORPORATION
                            ------------------------

                            INDEMNIFICATION AGREEMENT
                            -------------------------

         THIS Agreement is made effective as of the ____ day of _____________, 200_, by and between ProAssurance Corporation, a Delaware corporation (the "Company"), and _____________ ("Indemnitee").

                                    Recitals
                                    --------

         WHEREAS, the Company has adopted Bylaws (the "Bylaws") which provide for the indemnification of the directors, officers, agents, and employees of the Company in accordance with Section 145 of the General Corporation Laws of Delaware (the "State Statute");

         WHEREAS, the State Statute provides that it is not exclusive, and thus contemplates that contracts may be entered into between the Company and the members of its Board of Directors and Officers and employees of the Company with respect to the indemnification of such individuals;

         WHEREAS, developments with respect to the terms, cost and availability of directors' and officers' liability insurance ("Liability Insurance") have raised questions regarding the adequacy and reliability of the protection afforded to directors and officers thereby; and

         WHEREAS, in order to resolve such questions and thereby induce the Indemnitee to continue to perform services on behalf of the Company, the Company has determined and agreed to enter into this contract with the Indemnitee.

                                    Agreement
                                    ---------

         NOW, THEREFORE, in consideration of and for the Indemnitee's agreement to serve as a director, associate committee member, officer, employee or agent of the Company, and to render service on behalf of the Company, the parties agree as follows:

         1. Liability Insurance. The Company, as of the date of this Agreement, has acquired a Liability Insurance policy. The Company shall use reasonable efforts to maintain Liability Insurance during the term of this Agreement, but shall not be required to continue to maintain Liability Insurance if in the sole business judgment of the directors then in office, (i) the premium cost for such insurance is excessive, (ii) the premium cost for such insurance is not reasonably related to the amount of coverage provided, of (iii) the coverage provided by such insurance is so limited by its terms and exclusions or otherwise that sufficient benefit is not derived therefrom.

         2. Indemnity. The Company agrees to indemnify and reimburse Indemnitee to the full extent authorized and permitted by the provisions of the Bylaws of the Company and the laws of the State of Delaware, and by any amendment thereof, authorizing or permitting such indemnification which is adopted after the date hereof.

         3.    Additional Indemnity.

               (a) Subject only to the exclusions set forth in Section 4 hereof, the Company shall indemnify and reimburse Indemnitee under any circumstances where Indemnitee was or is a party or is threatened to be made a party to a threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, including an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, associate committee member, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, associate committee member, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, against reasonable expenses, including attorneys' fees, judgments, penalties, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit, or proceeding, if Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or policyholders, and with respect to a criminal action or proceeding, if Indemnitee had no reasonable cause to believe his or her conduct was unlawful. The termination of an action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company or its shareholders or policyholders, and, with respect to a criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

               (b) The indemnification provided shall extend to all expenses and circumstances for which indemnification is permitted under paragraph 3(a) above, that arise:

         (i) During the term of this Agreement based upon the activities of Indemnitee prior to or during the term of this Agreement; and,

         (ii) Subsequent to the term of this Agreement based upon the activities of Indemnitee prior to or during the term of this Agreement.

               (c) The term "Company" shall for purposes of this Agreement include ProAssurance Corporation and its direct and indirect majority-owned subsidiaries.

         4. Limitations on Indemnity. No indemnity pursuant to Section 3 hereof shall be paid by the Company:

               (a) except to the extent the aggregate of losses to be indemnified hereunder exceed the amount of such losses for which Indemnitee is indemnified either: pursuant to Section 2 hereof; pursuant to an Indemnification Agreement with any parent, subsidiary or affiliate of the Company; or, pursuant to any Liability Insurance purchased and maintained by the Company pursuant to
Section 1 hereof;

               (b) in respect to remuneration paid to Indemnitee if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

               (c) on account of any suit in which judgment is rendered against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law;

               (d) on account of Indemnitee conduct which is finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct;

               (e) if indemnification is prohibited by applicable law of the State of Delaware;

               (f) for a claim, issue, or matter in which Indemnitee has been found liable to the Company unless and only to the extent that the Court of Chancery in Delaware or the court in which the action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for the expenses which the court considers proper; or

               (g) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

         5. Term of Agreement. The original term of this Agreement shall be the twelve month period between December 1, 2002, and November 30, 2003. This Agreement shall renew for successive one year terms unless sooner terminated upon termination of Indemnitee's position as an officer, director or employee of the Company or upon delivery of written notice of termination by the Company to the Indemnitee not less than 60 days prior to the date of termination stated in the notice. Notwithstanding anything in this Agreement to the contrary, the indemnification provided pursuant to this Agreement shall survive the termination of this Agreement with respect to all actions or inactions occurring or alleged to have occurred prior to or during the term of this Agreement, and this Agreement shall remain binding upon the Company with respect to the covered activities of Indemnitee occurring or alleged to have occurred prior to or during the term of this Agreement.

         6. Notification and Defense of Claim. Promptly after receipt by Indemnitee of notice of the commencement or threatened commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof; but the omission so to notify the Company will not relieve it from any liability which it may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Company of the commencement thereof:

               (a) The Company will be entitled to participate therein at its own expense; and

               (b) Except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel selected by the Company and consented to by Indemnitee, which consent shall not be unreasonably withheld. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his own counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after the notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) a conflict of interest between the Company and Indemnitee exists in the conduct of the defense of such action; or (iii) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Company or as to which a conflict of interest exists between the Company and Indemnitee.

The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Company shall not settle any action or claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee will unreasonably withhold its consent to any proposed settlement.

         7. Payment of Indemnity. Any indemnification or advance shall be made promptly and in any event within forty-five (45) days, upon the written request of the director, officer, employee or agent of the Company, unless a determination is reasonably and promptly made that such director, officer, employee or agent failed to meet the applicable standard of conduct set forth in
Section 1 hereof or that such director, officer or employee is not entitled to indemnity under Section 3 hereof. Such determination shall be made (l) by the Board of Directors by a majority vote of a quorum consisting of disinterested directors, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (4) by the stockholders. If the request for indemnification involves an action, suit or proceeding that arises from the merger, consolidation, reorganization, liquidation, sale of all or substantially all of the assets, or other extraordinary transaction of the Company, the inquiry and resolution thereof required by this Section 7, at the option of the person seeking indemnification, shall be made by a neutral person mutually acceptable to the Company and the person seeking indemnification. If no disposition of such claim for indemnification is made within forty-five (45) days, a favorable determination of entitlement to indemnification shall be deemed to have been made. The expenses (including attorney's fees) incurred by the person seeking indemnification in connection with successfully establishing such person's right to indemnification, in whole or in part, shall also be indemnified by the Company.

         8. Repayment of Expenses. Indemnitee agrees that he or she will reimburse the Company for all reasonable expenses paid by the Company in defending any civil or criminal action, suit or proceeding against Indemnitee in the event and only to the extent that it shall be ultimately determined that Indemnitee is not entitled to be indemnified by the Company hereunder. The undertaking to reimburse the Company for expenses is made pursuant to the requirements of the State Statute. It is understood and agreed that no advances or payments made to the Indemnitee hereunder shall be accounted for or treated as a loan from the Company to the Indemnitee.

         9.    Enforcement.

               (a) The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Company hereby in order to induce Indemnitee to serve and/or continue to serve the Company, and acknowledges that Indemnitee is relying upon this Agreement in continuing to serve in such capacity.

               (b) In the event Indemnitee is required to bring any action to enforce rights and/or to collect moneys due under this Agreement and is successful in such action, Company shall reimburse Indemnitee for all of Indemnitee's reasonable fees and expenses in bringing and pursuing such action.

         10. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable under applicable federal or state law or for any other reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

         11.   Governing Law; Binding Effect; Amendment; Notice.

               (a) This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware without effect to its conflict of law provisions, except to the extent that the provisions of the Sarbanes-Oxley Act of 2002 and other federal laws preempt the applicable state law to the enforceability or interpretation of this Agreement.

               (b) This Agreement shall be binding upon Indemnitee and upon the Company, its successors and assigns, and shall inure to the benefit of the Indemnitee, his heirs, personal representatives and assigns and to the benefit of the Company, its successors and assigns.

               (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

               (d) Any notice required to be given hereunder shall be deemed given when deposited with the United States Postal Service, postage prepaid, addressed to the person to receive notice at its address below, or such other address as may have theretofore been specified by such person in a notice pursuant hereto, or delivered in person to that person (or an executive officer thereof in the case of the Company).

         12. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration, in Birmingham, Alabama, in accordance with the Commercial Arbitration rules of the American Arbitration Association, except that the arbitrator(s) shall be required to be familiar with the laws of the State of Delaware as they relate to this Agreement. Judgment upon the award rendered by the Arbitrator(s) may be entered in any court having jurisdiction thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                     PROASSURANCE CORPORATION
                                     (the "Company")
                                     100 Brookwood Place
                                     Birmingham, Alabama 35209

                                     By:
                                         ---------------------------------------

                                              ------------------

                                              Its ________________



                                     ("Indemnitee")

                                     -------------------------------------------

                                     Signature

                                     -------------------------------------------

                                     Address

                                     -------------------------------------------